UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

November 14, 2017

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

This amendment amends the Current Report on Form 8-K filed by Lennar Corporation (the “Company”) on November 14, 2017 (the “Current Report”) to update Exhibit 99.3 to reflect the Company’s agreement to issue $300 million aggregate principal amount of its 2.95% Senior Notes due 2020 and $900 million aggregate principal amount of its 4.75% Senior Notes due 2027 on November 29, 2017 in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended. This amendment does not amend or otherwise affect the other disclosures in the Current Report.

Item 8.01.	Other Events.

The Company is filing an updated Exhibit 99.3 to reflect the Company’s agreement to issue $300 million aggregate principal amount of its 2.95% Senior Notes due 2020 and $900 million aggregate principal amount of its 4.75% Senior Notes due 2027 on November 29, 2017 in a private offering to qualified institutional buyers and to non-U.S. persons outside the United States under Regulation S.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

99.3	Unaudited pro forma condensed combined financial statements of the Company and CalAtlantic Group, Inc. as of August 31, 2017 and for the period ended August 31, 2017 and for the year ended November 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2017		Lennar Corporation

	By:	/s/ Bruce Gross
	Name:	Bruce Gross
	Title:	Vice President and Chief Financial Officer